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                                                                      EXHIBIT 5

LAYNE CHRISTENSEN COMPANY
1900 Shawnee Mission Parkway  o  Mission Woods, Kansas  66205  o
(913) 362-0510 o  Fax:  (913) 362-0133


                                                          STEVEN F. CROOKE
                                                           Vice President,
                                                   General Counsel and Secretary


                                  June 6, 2003

Board of Directors
LAYNE CHRISTENSEN COMPANY
1900 Shawnee Mission Parkway
Mission Woods, Kansas  66205

Gentlemen:

         Reference is made to the Registration Statement on Form S-8 (the "Registration Statement") of Layne Christensen Company, a Delaware corporation (the "Company"), to be filed with the Securities and Exchange Commission on or about June 6, 2003, for the purpose of registering under the Securities Act of 1933, as amended, 300,000 shares of Common Stock, par value $.01 per share ("Common Stock"), of the Company. Said 300,000 shares of Common Stock are proposed to be issued pursuant to the Layne Christensen 2002 Stock Option Plan.

         I have examined the Company's Restated Certificate of Incorporation and all amendments thereto, the Bylaws of the Company, as presently in effect, minutes of the applicable meetings of the Board of Directors, Compensation Committee of the Board of Directors and stockholders of the Company, together with such other corporate records, certificates of public officials and other documents as I have deemed relevant to this opinion.

         Based upon the foregoing, it is my opinion that:

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.

         2. All necessary corporate action has been taken to authorize the issuance of the aforesaid 300,000 shares of Common Stock and all such shares as shall be issued and paid for as described in the Registration Statement shall be, when so issued, legally issued, fully paid and nonassessable.

         I hereby consent to the reference to myself under the heading "Interests of Named Experts and Counsel" in the Registration Statement. I also consent to the inclusion of this opinion in the Registration Statement as an exhibit thereto.

                                                    Sincerely,

                                                    /s/ Steven F. Crooke

                                                    Steven F. Crooke

SFC/cg